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                                  EXHIBIT 23.3

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                             KELLER & COMPANY, INC.
                        FINANCIAL INSTITUTION CONSULTANTS
                              555 METRO PLACE NORTH
                                    SUITE 524
                               DUBLIN, OHIO 43017
                        (614) 766-1426 (614) 766-1459 FAX



March 10, 2006


Boards of Directors
First Clover Leaf Financial Corp.
First Federal Financial Services, MHC
First Federal Financial Services, Inc.
300 St. Louis Street
Edwardsville, Illinois 62025

Members of the Boards:

We hereby consent to the use of our firm's name in (i) the Registration Statements on Form SB-2 and Form S-4 to be filed by First Clover Leaf Financial Corp. with the Securities and Exchange Commission, and (ii) the Application for Conversion on Form AC to be filed by First Federal Financial Services, MHC with the Office of Thrift Supervision, in each case as amended and supplemented. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of First Clover Leaf Financial Corp. and the Joint Proxy Statement/Prospectus of First Clover Leaf Financial Corp. and Clover Leaf Financial Corp.

Sincerely,

KELLER & COMPANY, INC.



by:  /s/ Michael R. Keller
    ---------------------------
         Michael R. Keller
         President